                                                                    EXHIBIT 10.4


                                    SUBLEASE
                         TORREY HILLS CORPORATE CENTRE

     This SUBLEASE is made as of September 29, 1998, between BUIE TORREY HILLS LLC, a California limited liability company ("SUBLESSOR"), and I.T.M., a Nevada Corporation ("SUBLESSEE"), based on the following:

                                   RECITALS:

     A. As of November 21, 1997, 5 Torrey Hills Venture LLC, a California limited liability company ("LANDLORD"), as "Landlord", and Sublessor, as "Tenant", entered into that certain Lease ("LEASE"), pursuant to which Landlord demised to Sublessor all of the rentable square footage on the first floor ("FIRST FLOOR") of that certain office building commonly known as Torrey Hills Corporate Centre ("BUILDING").

     B.   Sublessor currently holds the interest of "Tenant" under the Lease.

     C. Sublessee desires to sublease and hire from Sublessor, and Sublessor desires to sublease and demise to Sublessee, that portion of the First Floor of the Building shown cross-hatched on the floor plan attached hereto as EXHIBIT "B" ("PREMISES"), all on the terms and subject to the conditions set forth in this Sublease, The Premises is comprised of approximately 3,928 rentable square feet and approximately 3,401 usable square feet.

     D. Pursuant to Section 17(e) of the Lease, the consent of Landlord is required for this Sublease.

     E. Capitalized terms not defined in this Sublease shall have the meanings set forth in the Lease.

     NOW, THEREFORE, in consideration of the premises set forth in this Sublease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

     1. SUBLEASE OF PREMISES. Sublessor hereby subleases and demises the Premises to Sublessee, and Sublessee hereby subleases and hires the Premises from Sublessor, on all of the terms and conditions of the Lease, expect to the extent specified to the contrary in this Sublease.

     2. TERM. The term of this Sublease ("TERM") shall commence on December 1, 1998 ("COMMENCEMENT DATE") and shall expire at 5:00 p.m. on the fifth anniversary of the Commencement Date ("EXPIRATION DATE"). Sublessee shall have no option to extend the Term or to renew this Sublease.

     3.   RENT AND SECURITY DEPOSIT.

          (a) From and after the Commencement Date, Sublessee agrees to pay Sublessor, in advance, on the first day of each and every calendar month during the Term, the following Basic Rent:

                MONTHS OF TERMS                MONTHLY BASIC RENT
                ---------------                ------------------
                      1-12                         $9,034.40
                     13-24                         $9,230.80
                     25-36                         $9,427.20
                     37-48                         $9,623.60
                     49-60                         $9,820.00

Sublessee shall also pay all other charges specified in the Lease if and to the extent applicable to the Premises. Payment of all such rent and other charges due Sublessor shall be without offset or demand, shall be in lawful money of the United States of America and shall be made at the address set forth for Sublessor in Paragraph 9 or at such other place as Sublessor may direct. All sums of money required to be paid pursuant to the terms of this Sublease are defined as "rent", whether or not the same are designated as such elsewhere in this Sublease.

          (b) Sublessee shall pay to Sublessor, immediately upon Sublessee's signing this Sublease, a security deposit in the amount of Thirty-Six Thousand One Hundred Thirty-Seven Dollars and Sixty Cents ($36,137.60). Said amount shall be held by Sublessor as security for the faithful performance by Sublessee of all of the terms, covenants and conditions of this Sublease to be kept and performed by Sublessee during the Term. If Sublessee defaults with respect to any provision of this Sublease, including, but not limited to, the provisions relating to the payment of rent, Sublessor may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of any rent or any other amount in default, or for the payment of any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default. If any portion of said deposit is so used or applied, Sublessee shall, upon demand therefor, deposit cash with Sublessor in an amount sufficient to restore the security deposit to its original amount and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep the security deposit separate from its general funds, and Sublessee shall not be entitled to interest on such deposit. If Sublessee fully and faithfully performs every provision of this Sublease to be performed by it, the security deposit or any balance thereof shall be returned to Sublessee (or at Sublessor's option, to the last assignee of Sublessee's interests hereunder) at the expiration of the Term, provided that Sublessor may retain the security deposit until such time as any amount due from Sublessee under this Sublease has been determined and paid in full.

     4. USE OF LEASED PREMISES. Sublessee shall use the Premises for general office purposes and for no other use or purpose without the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed.

     5.   RELATIONSHIP BETWEEN LEASE AND SUBLEASE.

          (a) The Lease is hereby incorporated in this Sublease by this reference, Sublessee acknowledges receipt of a redacted copy of the Lease, which is attached hereto as EXHIBIT "A".

          (b) Except to the extent this Sublease provides to the contrary, this Sublease is subject and subordinate to all of the terms, conditions and provisions of the Lease, and Sublessee agrees (1) to be bound thereby to the same extent Sublessor is bound to Landlord thereunder; and (2) not to violate any of the terms, conditions or provisions of the Lease. In addition, except for and subject to the following, and except as otherwise provided in this Sublease, Sublessee agrees to perform and comply with all of the obligations required to be kept or performed by the "Tenant" under the Lease:

               (i) Sublessor shall cause the Landlord to construct the Tenant Improvements to be constructed by Landlord pursuant to the Lease for the First Floor of the Building, and as "Tenant" under the Lease, Sublessor shall remain obligated under the Lease to pay the cost and expense of such Tenant Improvements in excess of the Tenant Improvement Allowance stated in the Lease. Sublessee shall not have the obligations of "Tenant", if any, which relate to the construction of the Tenant Improvements for the First Floor of the Building, including, but not limited to, any such obligations set forth in Section 5 of the Lease or EXHIBIT "C" of the Lease. As "Tenant" under the Lease, Sublessor shall remain obligated to perform such obligations, if any. As between Sublessor and Sublessee, the Sublessee Improvements for the Premises shall be governed by the Sublease Work Letter Agreement attached hereto as EXHIBIT "C".

               (ii) Notwithstanding any provision of this Sublease or of the Lease to the contrary, if the original Landlord, namely 5 Torrey Hills Venture LLC, a California limited liability company ("5THV"), voluntarily or involuntarily conveys fee title to the Project to a transferee ("TRANSFEREE"): (i) Sublessor shall have the option to terminate the Lease pursuant to Section 17(d) thereof, and any such termination shall be effective as of the date of such conveyance; and (ii) in the event of any such termination, Sublessee shall attorn to the Transferee such that this Sublease shall become a direct lease between the Transferee and Sublessee.

               (iii) No parking spaces shall be reserved for Sublessee's exclusive use. All parking for Sublessee and its employees, agents, contractors, customers and other invitees shall be on a non-exclusive basis, and Sublessee shall ensure that none of its employees, agents, contractors, customers or other invitees park in any parking space which is reserved for the use of another tenant or occupant.

               (iv) Pursuant to Section 10 of the Lease, Landlord is obligated to construct, at Landlord's cost and expense, a monument for signage at the main entrance to the parking lot for the Building. Sublessee shall not have any right to install identification signage on the monument for Sublessee's business, and Sublessee shall not have any right to install identification signage on the Building. Sublessee shall, however, be entitled, at Sublessee's cost and expense, to be listed on the directory sign in the Building's main lobby and on suite identification signage at the main entrance to the Premises. Any and all identification signage of Sublessee
     (i) shall
be subject to the prior written approval of (A) Sublessor, which shall not be unreasonably withheld or delayed; and (B) Landlord, which pursuant to Section
10 of the Lease is required not be unreasonably withheld or delayed (however Sublessor makes no representation or warranty with respect to whether Landlord will grant its approval); and (ii) shall be in conformance with the sign criteria for the Project, as approved by the City of San Diego and any other governmental entities having jurisdiction. Except for the identification signage expressly permitted pursuant to this Paragraph, Sublessee shall not place or permit to be placed, any sign, advertisement, notice or other similar matter on the doors, windows, exterior walls, roof or other areas of the Premises or Building which are open to the view of persons in the common area of the Building or the Project, except with the advance written consent of both Sublessor and Landlord, either of which may be withheld in its respective sole, absolute and unfettered discretion.

     (v) Sublessee shall furnish and pay for, at Sublessee's sole expense, all utilities for the Premises (including, but not limited to, electricity, heating, ventilating and air conditioning and telephone service) and other services which Sublessee requires with respect to the Premises, save and except for those to be provided by Landlord pursuant to Section 7(a) of the Lease. Electricity for the Premises shall be separately metered, and the account therefor shall be in Sublessee's name. Sublessee shall pay for Sublessee's consumption of electricity directly to the provider before delinquency according to the amount shown on such separate meter.

     (vi) Notwithstanding the preamble of Section 11(a) of the Lease, the Best's rating of the insurer from which Sublessee shall obtain the required insurance shall be A: VIII.

     (vii) Notwithstanding Section 12(a) of the Lease, if the Premises are damaged or destroyed to the extent that Sublessor determines that they cannot, with reasonable diligence, be fully repaired or restored by Sublessor within ninety (90) days after the date of the damage or destruction, either Sublessor or Sublessee shall have the right to terminate this Sublease. Sublessor shall send Sublessee written notice of Sublessor's determination within thirty (30) days after the date of the damage or destruction. If Sublessor determines that the Premises can be fully repaired or restored within said ninety (90) day period, or if it is determined that such repair or restoration cannot be made within said period but neither party elects to terminate this Sublease within ten (10) days after the date of said determination, this Sublease shall remain in full force and effect and Sublessor shall diligently repair and restore the damage (or cause the same to be done) as soon as reasonably possible.

     (viii) Notwithstanding item "(A)" of Section 11(a)(i) of the Lease, the comprehensive general liability insurance or the commercial general liability insurance of the Sublessee shall not be required to be endorsed to delete any employee exclusion on personal and bodily injury coverage.

     (ix) Notwithstanding Section 11(a)(iii) of the Lease, the workers' compensation insurance of the Sublessee shall not be required to be endorsed to waive the insurer's rights of subrogation against the Sublessor or the Landlord.

          (c) Sublessee agrees to indemnify, defend, protect and hold Sublessor harmless from and against any and all liabilities, damages, losses, costs (including attorneys' fees and costs) and expenses incurred by Sublessor by reason of a default or breach of the Lease which occurs as a result of a default or breach by Sublessee of its obligations pursuant to this Sublease.

          (d) Sublessor covenants that Sublessor's rights with regard to the Premises are set forth under the terms, conditions and provisions of the Lease. Sublessor agrees that during the Term: (i) Sublessor will maintain the Lease in full force and effect, subject, however, to any earlier termination of the Lease not resulting from a default or breach by Sublessor as the "Tenant" thereunder;
(ii) Sublessor shall perform all obligations of "Tenant" pursuant to the Lease, except those which are the obligation of Sublessee pursuant to this Sublease;
(iii) Sublessor shall use reasonable efforts in good faith to cause Landlord to perform Landlord's obligations under the Lease in a timely manner; and (iv) Sublessor will not voluntarily cause a termination of the Lease without first securing Sublessee's prior written consent, unless upon such voluntary termination of the Lease this Sublease will continue as a direct lease between Landlord and Sublessee, with the otherwise terminated Lease continuing to be incorporated by reference in this Sublease to the extent necessary to interpret and implement the provisions of this Sublease.

          (e) Sublessor agrees that so long as Sublessee is not in default, Sublessee shall have quiet and peaceful possession of the Premises and enjoy all rights granted in this Sublease without interference.

          (f) If Sublessor receives a written notice of default under the Lease from Landlord, then Sublessor shall, as soon as reasonably possible following the receipt of such written notice, deliver a copy thereof to Sublessee. If the default to which such notice refers is the result of Sublessee's failure to perform any obligation of Sublessee pursuant to this Sublease, then Sublessee shall immediately cure such default at its own expense. If the default is not the result of Sublessee's failure to perform an obligation of Sublessee pursuant to this Sublease, then Sublessee may, at its option, but without obligation to do so, undertake to cure such default, provided that it does so in a reasonable manner and in accordance with the terms of the Lease.

          (g) If the Lease is terminated for any reason before the natural expiration of its initial eleven-year (11-year) term, and if Sublessee is not then in default, the termination of the Lease shall not terminate or affect the continuing validity of this Sublease. In such event, all of Sublessor's interest under this Sublease shall be deemed automatically assigned, transferred and conveyed to Landlord. Landlord shall thereupon be bound under this Sublease to the same extent as Sublessor was bound under this Sublease, and Landlord shall have all of the rights of Sublessor under this Sublease. In addition, Sublessee shall thereupon be deemed to have attorned to Landlord such that this Sublease shall become a direct lease between Landlord and Sublessee.

     6.   CONDITION OF PREMISES.

          (a) Sublessor shall deliver possession of the Premises to Sublessee on the Commencement Date in the same condition as Sublessor accepts delivery of possession of the Premises from Landlord on the Commencement Date. Sublessee's taking possession of the Premises shall be

Sublessee's acknowledgment that the Premises are in good and tenantable condition and that Sublessee accepts the Premises in their then-current condition, "as is".

          (b) On surrendering possession, Sublessee will leave the Premises broom clean and in good condition, ordinary wear and tear excepted.

     7. ESTOPPEL CERTIFICATE. Each party shall, without charge to the other party, at any time and from time to time, within ten (10) days after receipt by said party from the other party of written request therefor, deliver a fully executed certificate certifying, if true: (a) that this Sublease is unmodified and in full force and effect, or if there have been any modifications, that same is in full force and effect as modified and stating any such modifications; (b) whether or not there is then existing any claim of default of the other party and if so, specifying the nature thereof; and (c) the current amount of rent payable monthly by Sublessee and the date to which the same has been paid.

     8. BROKERS. Each party warrants to the other that the warranting party has incurred no obligation by reason of this Sublease for a real estate brokerage commission or finder's fee for which the other party would be liable. Each party will indemnify, protect, defend and hold the other party free and harmless from and against any liability, damage or expense the other party may incur by reason of the untruth as to the warranting party of the foregoing warranty, including expenses for attorney's fees and court costs.

     9. NOTICES. All notices, demands or requests from one party to another shall be delivered or sent in accordance with Section 19 of the Lease, addressed to Sublessee at the address of the Premises and addressed to Sublessor in care of Buie Communities, Inc., 380 Stevens Avenue, Suite 305, Solana Beach, California 92075, Attention: Robert F. Buie or Robert Irish. Either party may change its address for notices by delivering a notice to that effect to the other party.

     10. ASSIGNMENT, SUBLETTING AND HYPOTHECATION. Sublessee shall not assign this Sublease or collaterally assign, pledge or hypothecate its interest under this Sublease or further sublease all or any portion of the Premises without the prior written consent of Sublessor, which may be withheld in Sublessor's sole, absolute and unfettered discretion. No assignment or further sublease shall release Sublessee, and Sublessee shall remain liable to Sublessor for full performance of Sublessee's obligations.

     11.  OTHER PROVISIONS.

          (a) One or more waivers by Sublessor of any breach of any covenant or condition shall not be construed as a waiver of a subsequent or continuing breach of the same or of any other covenant or condition, and the consent or approval by Sublessor to or of any act by Sublessee requiring Sublessor's consent or approval shall not be deemed to waive or render unnecessary Sublessor's consent or approval to or of any subsequent act.

          (b) This Sublease may be signed in two (2) or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          (c) This Sublease has been negotiated and entered into in the State of California, and shall be governed by, construed and enforced in accordance with the internal laws of the Sate of California applied to contracts made in California by California residents to be wholly performed in California.

          (d) Paragraph titles or captions contained in this Sublease are inserted as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Sublease or any provision hereof. No provision in this Sublease is to be interpreted for or against either party because that party or its legal representative drafted such provision.

          (e) If any term, covenant, condition or provision of this Sublease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (f) If Sublessor or Sublessee files a suit against the other which is in any way connected with this Sublease, the unsuccessful party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

          (g) The covenants and conditions contained in this Sublease shall, subject to the provision governing assignment and subletting, apply to and bind the heirs, successors, executors, administrators and assigns of the respective parties. If this Sublease is signed by more than one person as Sublessee, their obligation shall be joint and several.

          (h) Time is expressly declared to be of the essence of this Sublease, and of all covenants and conditions herein contained.

                 [BALANCE OF PAGE IS LEFT BLANK INTENTIONALLY;
                   TEXT RESUMES WITH SECTION 11(i) ON PAGE 8]

          (i) This Sublease constitutes the entire agreement between the parties pertaining to Sublessee's subtenancy of the Premises, fully supersedes any and all prior proposals, letters of intent, correspondence, understandings, representations, warranties and agreements between the parties, or any of them, pertaining to the subject matter of this Sublease, and may be modified only by written agreement signed by all of the parties.

     IN WITNESS WHEREOF, the parties hereto have signed and entered into this Sublease as of the day and year first above written.

               SUBLESSOR:

                    BUTE TORREY HILLS LLC, a California limited liability company

                    BY: BUTE COMMERCIAL CORPORATION, a California corporation, Manager


                         By   /s/  ROBERT M. IRISH
                              -------------------------------------------------
                         Title     Vice President
                              -------------------------------------------------


                         By
                              -------------------------------------------------
                         Title
                              -------------------------------------------------


               SUBLESSEE:

                    I.T.M., a Nevada Corporation


                         By   /s/  GERALD EDICK
                              -------------------------------------------------
                         Title     PRESIDENT
                              -------------------------------------------------


                         By
                              -------------------------------------------------
                         Title
                              -------------------------------------------------

                                  EXHIBIT "A"

                           REDACTED COPY OF THE LEASE

                                  EXHIBIT "B"

                         FLOOR PLAN DEPICTING PREMISES

                                  [FLOOR PLAN]

                                  EXHIBIT "C"

                         SUBLEASE WORK LETTER AGREEMENT

I.T.M.

------------------------

------------------------

Attention:
          --------------

Gentlemen:

     You ("SUBLESSEE") and we ("SUBLESSOR") are executing simultaneously with this Sublease Work Letter Agreement, a written sublease ("SUBLEASE") covering those certain Premises ("PREMISES") comprised of approximately 3,928 rentable square feet and approximately 3,401 usable square feet on the First Floor of the Torrey Hills Corporate Centre, San Diego, California, as depicted on Exhibit "B" of the Sublease. To induce Sublessee to enter into the Sublease (which is hereby incorporated by reference to the extent that the provisions of this Sublease Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Sublessor and Sublessee mutually agree that certain improvements to the Premises shall be constructed by Sublessor as follows:

                         1. DESCRIPTION OF IMPROVEMENTS

     (a) The Premises to be provided by Sublessor, at no cost or expense to Sublessee expense (and exclusive of Sublessee Improvements), shall consist of a concrete floor, exterior Building walls, off-Premises service points from which electrical and telephone service to the Premises can be made, off-Premises service points from which plumbing connections for the supply of water to the Premises may be made and any "Tenant Improvements" required to be constructed by the Landlord pursuant to the Lease.

     (b) The additional improvements described on that certain two-page (2-page) cost breakdown prepared by Burger Construction and Property Services, a copy of which is attached to this Sublease Work Letter Agreement as ATTACHMENT "1", which include, but are not limited to, ceilings, interior partitions, insulation, drywall (including taping and sanding), painting, window coverings, wood and plastic casework, carpet, lighting fixtures, electrical systems, plumbing connections and fixtures for the supply of water to the Premises and the equipment and distribution system for heating, ventilation and air-conditioning ("HVAC") for the Premises, including, but not limited to, all ducts, baffles and thermostats to serve the Premises, shall constitute the "SUBLESSEE IMPROVEMENTS". The Sublessee Improvements all shall be made by Sublessor pursuant to plans and specifications to be approved in writing by Sublessor and Sublessee. The work to be done and the responsibility for preparation of plans and specifications for the Sublessee Improvements is described in this Sublease Work Letter Agreement.

                          2. PLANS AND SPECIFICATIONS

     (a) The Sublessee Improvements shall be constructed pursuant to plans and specifications prepared by Sublessor's space planner or by a space planner approved by Sublessor and retained by Sublessee. Sublessee shall meet with such space planner within thirty (30) days after the Sublease is signed for the purpose of informing such space planner of the nature and extent of the Sublessee Improvements which Sublessee requests. Following receipt of such information, the space planner shall provide to Sublessee a general description of such proposed Sublessee Improvements ("SPACE PLAN"), together with an estimate of the cost thereof ("COST ESTIMATE"). Sublessee shall have the right, reasonably, to approve such Space Plan and Cost Estimate, which approval, in any event, shall be given no more than five (5) days following receipt thereof.

     (b) Sublessor will furnish, based upon the approved Space Plan and Cost Estimate, all architectural, mechanical and electrical engineering plans required for the construction of the Sublessee Improvements ("WORKING DRAWINGS"), including complete detailed plans and specifications for partition layout, ceiling, heating and air conditioning, electrical outlets, and switches and telephone outlets. Such complete plans and specifications shall be (i) provided to Sublessee following Sublessee's approval of the Space Plan and Cost Estimate pursuant to Paragraph 2(a) of this Sublease Work Letter Agreement, and
(ii) reasonably approved by Sublessee no more than three (3) days following receipt thereof.

                     3. CONSTRUCTION OF TENANT IMPROVEMENTS

     (a) Construction of the Sublessee Improvements pursuant to this Sublease Work Letter Agreement shall be performed by such contractor as Sublessor shall reasonably select, under Sublessor's supervision. Construction shall commence promptly following final approval of the Working Drawings and acceptance of final pricing by Sublessee (but not before the date on which this Sublease is signed), and shall be diligently prosecuted to completion thereafter.

     (b) Sublessor reserves the right to use pre-stocked materials in constructing the Sublessee Improvements, including drywall and studs, lighting fixtures and air handling boxes. Sublessor represents that all such pre-stocked items were acquired at the best price available in order to save cost and delay in constructing the Sublessee Improvements in the Project.

     (c) Sublessee shall be permitted, during the course of construction, upon reasonably notice to Sublessor, and without unreasonably interfering with the conduct of such construction, to inspect the progress of the work and, upon written notice to Sublessor, to cause any material defects or deficiencies to be repaired.

     (d) Upon completion of construction of the Sublessee Improvements, Sublessor shall cause the Premises to be thoroughly cleaned prior to Sublessee's occupancy of the Premises.

     (e) Sublessor shall repair or replace as soon as reasonably possible all incomplete or defective items identified in any "pick-up list" or "punchlist" delivered by Sublessee to Sublessor. Sublessee shall deliver such "pick-up list" or "punchlist" to Sublessor within fifteen (15) days after commencement of Sublessee's actual occupancy of the Premises.

     (f) Following completion of the Sublessee Improvements, Sublessor will cause to be prepared a set of as-built plans and specifications of the Sublessee Improvements, the cost of which plans and specifications shall be included in the cost of the Sublessee Improvements to which the Sublessee Improvement Allowance applies, pursuant to Paragraph 4 of this Sublease Work Letter Agreement.

                                4. CHANGE ORDERS

     After approval of the Space Plan and Cost Estimate, any material change desired by Sublessee ("CHANGE ORDER") shall be requested of Sublessor in writing. Upon receipt of a Change Order request, Sublessor shall cause the modification to be incorporated into the Working Plans and transmitted to the contractor for pricing and for an estimate of the delay, if any, which would be caused by incorporation of the requested Change Order. Upon receipt of pricing information, Sublessor shall forward the cost of the work, including the overhead of the contractor, the space planner and Sublessor, and a statement of the estimated number of additional working days, if any, required to execute the change, to Sublessee for approval. Work with respect to the Change Order shall proceed only upon Sublessee's written approval of the pricing and estimated delay. Whether or not a requested Change Order is ultimately approved by Sublessee or incorporated in the Sublessee Improvements, all of Sublessor's expenses associated with the requested Change Order, including modification of the Working Drawings, shall be charged to the Sublessee Improvement Allowance.

                       5. PAYMENT OF COST OF CONSTRUCTION

     (a) Sublessor shall pay for the Sublessee Improvements in an amount not to exceed the sum of One Hundred Ten Thousand Three Hundred Forty-Five Dollars ($110,345.00) ("SUBLESSEE IMPROVEMENT ALLOWANCE").

     (b) In addition to the hard costs of constructing the Sublessee Improvements, the Sublessee Improvement Allowance shall be used to pay for Sublessor's expenses, if any, in connection with preparation of the Space Plan, Working Drawings and other plans and specifications necessary to the construction of the Sublessee Improvements.

     (c) Notwithstanding the Cost Estimate delivered to Sublessee pursuant to Paragraph 2(b) of this Sublease Work Letter Agreement, any cost for Sublessee Improvements in excess of the Sublessee Improvement Allowance, including the cost of any Change Orders, shall be paid by Sublessee. Such excess shall be payable in full upon the later of commencement of construction of the Sublessee Improvements or written demand by Sublessor.

                          6. ESTIMATED COMPLETION DATE

     (a) The Estimated Completion Date with respect to the Sublessee Improvements is November 1, 1998.

     (b) If the Sublessee Improvements have not been completed on or before the Estimated Completion Date, (i) Sublessor shall not be liable for any damage incurred by Sublessee as a result thereof, (ii) this Sublease shall not thereby become void or voidable, (iii) the Commencement Date shall not be delayed but shall be the date specified in Paragraph 2 of the Sublease, and (iv) Sublessee shall not be entitled to any abatement of rent; provided, however, if Sublessee demonstrates, to Sublessor's reasonable satisfaction, that Sublessor's contractor could not have completed the Sublessee Improvements contemplated by the original Space Plan and Working Drawings (without reference to any Change Orders) on or before the Estimated Completion Date, then Sublessee shall be entitled to a per diem credit against Basic Rent next payable to Sublessor for each day after the Estimated Completion Date until the Sublessee Improvements are substantially complete. (The amount of such per diem credit shall be determined by dividing the initial Basic Rent set forth in Paragraph 3(a) of the Sublease by thirty (30).) Notwithstanding the foregoing, either party shall be entitled to terminate this Sublease if the Sublessee Improvements have not been substantially completed within three hundred sixty-five (365) days after the Estimated Completion Date. "SUBSTANTIAL COMPLETION", for purposes of this Paragraph 6(b), shall mean completion of construction sufficient for Sublessee to occupy the Premises for fixturing or for the use intended, subject only to punchlist items, including completion of the ceiling system, electrical service, and floor finishes. The completed work shall be clean and free of debris or obstructions, and floors to receive carpeting shall be cleaned.

     If the foregoing correctly sets forth our understanding, kindly sign this Sublease Work Letter Agreement where indicated.

     SUBLESSOR:

                  BUIE TORREY HILLS LLC, a California limited liability company

                  BY: BUIE COMMERCIAL CORPORATION, a California corporation,
                      Manager

                  By /s/ ROBERT M. IRISH
                     ----------------------------------------------------------
                  Title  Vice President
                        -------------------------------------------------------
                  By
                     ----------------------------------------------------------
                  Title
                       --------------------------------------------------------

ACCEPTED AND APPROVED:

_________________________, 19__.

     SUBLESSEE:

                  I.T.M., a Nevada Corporation

                  By /s/ GERALD EDICK
                      ----------------------------------------------------------
                  Title  PRESIDENT
                        --------------------------------------------------------
                  By
                     -----------------------------------------------------------
                  Title
                       ---------------------------------------------------------

               ATTACHMENT "1" TO SUBLEASE WORK LETTER AGREEMENTS

                                 COST BREAKDOWN

BURGER
CONSTRUCTION AND PROPERTY SERVICES              437 SOUTH HIGHWAY 101 SUITE 110
                                                         SOLANA BEACH, CA 92075
                                                             Invoice No. 504587

                                                                COST              DIVISION
DIVISION           DESCRIPTION                                  TOTAL               TOTAL
--------           -----------                                  -----             --------
1                  GENERAL CONDITIONS
                     SUPERINTENDENT                             $ 2,500.00
                     PROJECT MANAGEMENT                         $   250.00
                     JOBSITE LABOR                              $   200.00
                     TRASH REMOVAL                              $   550.00
                     FINAL CLEAN                                $   350.00
                     CONSTRUCTION FACILITIES                    $   300.00
                                                                                  $ 4,150.00
                                                                                  ----------
6                  WOOD AND PLASTIC, CABINETS
                     CASEWORK                                   $ 7,000.00
                                                                                  $ 7,000.00
                                                                                  ----------
7                  THERMAL & MOISTURE PROTECTION
                   INSULATION
                     SOUND ATTENUATION BATTS                    $   900.00
                                                                                  $   900.00
                                                                                  ----------
8                  DOORS AND WINDOWS
                     GLAZING                                    $ 3,000.00
                     DOORS/FRAMES & HARDWARE                    $10,200.00        $13,200.00
                                                                                  ----------
9                  FINISHES
                     DRYWALL & METAL STUD FRAMING               $12,675.00
                     ACOUSTICAL CEILING                         $ 5,735.00
                     PAINTING                                   $ 2,800.00
                     CARPET                                     $ 7,500.00
                     BASE                                       $   950.00
                                                                                  $29,660.00
                                                                                  ----------
10                SPECIALTIES
                    FIRE EXTINGUISHERS                          $   150.00
                    WINDOWCOVERINGS                             $ 1,900.00
                                                                                  $ 2,050.00
                                                                                  ----------
15                MECHANICAL
                    PLUMBING                                    $ 2,500.00
                    HVAC                                        $20,835.00
                                                                                  $23,335.00
                                                                                  ----------

                                                                 COST             DIVISION
DIVISION           DESCRIPTION                                  TOTAL               TOTAL
--------           -----------                                  -----             --------
  16                ELECTRICAL                                  $  19,115.00
                                                                                  ------------
                                                                                  $  19,115.00
                                                                                  ============

                                                            SUBTOTAL              $  99,410.00
                                                            PROFIT & OVERHEAD     $   9,941.00
                                                            INSURANCE             $     994.10
                                                                                  ------------
                                                            TOTAL                 $ 110,345.10
                                                                                  ============

$32.44 per square foot based on 3,401 square feet

                              CONSENT OF LANDLORD

     Effective as of the date of the foregoing Sublease, the undersigned, as the "Landlord" under the Lease (defined in the Sublease), hereby consents to the foregoing Sublease of the Premises (also defined in the Sublease), which is a portion of the First Floor of the Building (also defined in the Sublease) to I.T.M., a _______________________.


          LANDLORD:

               5 TORREY HILLS JOINT VENTURE, a California limited liability company

               BY: BUIE TORREY HILLS LLC, a California limited liability company, Manager

                    BY:  BUIE COMMERCIAL CORPORATION,
                         a California corporation, Manager


                         By    /s/ ROBERT M. IRISH
                               ----------------------------------
                         Title     Vice President
                               ----------------------------------


                         By
                               ----------------------------------
                         Title
                               ----------------------------------



                                      -2-